SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2001.

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10079	94-2885898
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3901 NORTH FIRST STREET SAN JOSE, CALIFORNIA 95134-1599 Address of principal executive offices (408) 943-2600 Registrant’s telephone number, including area code

ITEM 5. OTHER EVENTS

     On March 1, 2001, Cypress Semiconductor Corporation issued the following press release:

     SAN JOSE, Calif. —March 1, 2001 —Cypress Semiconductor Corporation (NYSE:CY—news) today announced that it satisfied all conditions to closing its agreement to acquire International Microcircuits, Inc. (“IMI”).

     IMI’s product portfolio —which is complementary to Cypress’s —includes programmable clocks, clock distribution products, electromagnetic interference (EMI) suppression devices, and application-specific products. IMI’s EMI-suppression products complement Cypress’s current Peak Reducing EMI Solutions (PREMIS™) portfolio. IMI also has a Zero Delay Buffer (“ZDB”) family with different features than Cypress ZDBs.

     IMI has been particularly successful in clocks for applications in communications, cable and DSL modem, office automation, digital cameras, DVDs and video games.

     “The Cypress-IMI combination will quickly create a broad range of clocking solutions targeted at the communications industry,”said Cypress President and CEO T.J. Rodgers. “Our customers can look forward to a broader product portfolio and, with the addition of IMI’s 50 engineers, more robust design capabilities and manufacturing via Cypress’s high-volume, high-quality processes and facilities.”

     “IMI’s innovative line of ZDB products feature industry-leading jitter and skew characteristics, particularly important in communications and other digital systems with ever-tightening timing budgets,” Rodgers said. “Paired with Cypress RoboClock® and ZDB products, the combined IMI-Cypress portfolio enables us to offer a selection of clock distribution products that is second to none and to eliminate a major area of uncertainty in the design of high-performance timing solutions by our OEM customers.”

     About Cypress

     Cypress Semiconductor is “Driving the Communications Revolution” by providing high-performance integrated circuit solutions to fast-growing markets, including data communications, telecommunications, computation, consumer products, and industrial control. With a focus on emerging communications applications, Cypress’s product portfolios include: networking-optimized and micropower static RAMs; high-bandwidth multiport and FIFO memories; high-density programmable logic devices; timing technology for PCs and other digital systems; and controllers for Universal Serial Bus (“USB”).

     Safe Harbor Provision

     This news release contains forward-looking statements that involve risks and uncertainties. These forward looking statements relate to the completion of the acquisition, the expected impact of the acquisition on Cypress’s operating results, future market demand and acceptance of Cypress’s and IMI’s products and development of new business and products of the combined company. Cypress’s actual results may vary materially from the results discussed in the forward-looking statements.

     Factors that may cause such differences include those risks surrounding the closing of the acquisition, timely development, production and continued and increased market acceptance of the combined companies’ products, Cypress’s ability to successfully combine the operation of the two companies, the ability of the combined company to compete in the highly competitive and rapidly changing marketplace and the other risks detailed from time to time in Cypress’s periodic reports with the Securities and Exchange Commission, including but not limited to its report on Form 10-K for the fiscal year ended January 2, 2000 and its report on Form 10-Q for the fiscal quarter ended October 1, 2000.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION
By:	/s/ Emmanuel Hernandez Emmanuel Hernandez, Vice President of Finance and Administration and Chief Financial Officer
Date:	March 9, 2001